Exhibit 99.1

Allakos Provides Business Update and Reports First Quarter 2023 Financial Results

SAN CARLOS, Calif., May 9, 2023 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today provided a business update and reported financial results for the first quarter ended March 31, 2023.

Recent Allakos Events

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Continued enrollment of a Phase 2 randomized, double-blind, placebo-controlled study of subcutaneous lirentelimab in patients with moderate-to-severe atopic dermatitis during the first quarter of 2023.
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Continued enrollment of a Phase 2b randomized, double-blind, placebo-controlled study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria (CSU) during the first quarter of 2023.

Upcoming Allakos Anticipated Milestones

•
Initiate the first-in-human study with AK006 in the first half of 2023.
•
Report topline data from the Phase 2 study of subcutaneous lirentelimab in patients with atopic dermatitis in the second half of 2023.
•
Report topline data from the Phase 2b study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria in the second half of 2023.

First Quarter 2023 Financial Results

Research and development expenses were $33.1 million in the first quarter of 2023 compared to $176.8 million in the first quarter of 2022. First quarter of 2023 research and development expenses were significantly lower compared to the same period in the prior year as a result of the cost reduction efforts and reorganization plan implemented in the first quarter of 2022. The first quarter of 2022 research and development expenses included $130.5 million related to contract terminations and $4.6 million of employee related costs due to the reorganization plan.

General and administrative expenses were $12.0 million for the three months ended March 31, 2023 compared to $18.8 million for the three months ended March 31, 2022, a decrease of $6.9 million. The first quarter of 2022 general and administrative expenses included $4.3 million of costs as a result of the reorganization plan. The remaining decrease in general and administrative expenses from the prior year first quarter was primarily due to decreases in stock-based compensation expense and other general and administrative expenses.

Allakos reported a net loss of $42.4 million in the first quarter of 2023 compared to $197.0 million in the first quarter of 2022. Additionally, the first quarter of 2023 included non-cash expenses for stock-based compensation of $10.7 million, compared to $11.4 million in the same period in 2022, and depreciation of $1.5 million, compared to $2.1 million in the same period in 2022. Net loss per basic and diluted share was $0.49 for the first quarter of 2023 compared to $3.60 in the first quarter of 2022.

Allakos ended the first quarter of 2023 with $252.6 million in cash, cash equivalents and investments resulting in a net decrease in cash and investments of $27.2 million during the first quarter of 2023.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. In proliferative diseases like cancer, blocking an inhibitory receptor can restore the immune system’s ability to identify and kill proliferative cells. The Company’s most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Allakos is developing lirentelimab for the treatment of atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. Lirentelimab has received orphan drug designations for eosinophilic gastritis (EG), eosinophilic duodenitis (EoD), and eosinophilic esophagitis (EoE) from the U.S. Food and Drug Administration. AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. In pre-clinical research, AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. Allakos plans to begin human clinical trials with AK006 in the first half of 2023. AK007 targets Siglec-10, a key inhibitory myeloid checkpoint receptor that is selectively expressed on tumor associated macrophages (TAMs) and dendritic cells (DCs). AK007 is designed to block known ligand interaction with Siglec-10, including the “don’t eat me” signal CD24. More recently, “don’t eat me” signals, such as CD47 and CD24, have been identified to be overexpressed in tumors and allow cancer cells to avoid destruction by macrophages and other myeloid cells of the innate immune system. In pre-clinical research, AK007 polarizes tumor-associated myeloid cells and promotes anti-tumor immunity. Allakos is currently conducting pre-clinical studies with AK007. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress, business plans and areas of focus, the expected timing of reporting topline data from its Phase 2 and 2b clinical trials of lirentelimab, the clinical potential of Allakos’ antibodies and initiation of a first-in-human study with AK006. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for lirentelimab and AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to obtain regulatory approvals to market its product candidates; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations, research and drug development; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com

Allakos Inc.

UNAUDITED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Operating expenses
Research and development	$33,078	$176,807
General and administrative	11,968	18,844
Total operating expenses	45,046	195,651
Loss from operations	(45,046)	(195,651)
Interest income	2,678	83
Other expense, net	(36)	(1,455)
Net loss	(42,404)	(197,023)
Unrealized gain (loss) on investments	296	(316)
Comprehensive loss	$(42,108)	$(197,339)
Net loss per common share:
Basic and diluted	$(0.49)	$(3.60)
Weighted-average number of common shares outstanding:
Basic and diluted	85,845	54,686

allakos inc.

UNAUDITED CONDENSED balance sheets

(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$93,854	$87,217
Investments	158,745	192,569
Prepaid expenses and other current assets	30,261	29,057
Total current assets	282,860	308,843
Property and equipment, net	37,769	39,144
Operating lease right-of-use assets	24,798	30,225
Other long-term assets	4,981	8,208
Total assets	$350,408	$386,420
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,101	$4,832
Accrued expenses and other current liabilities	20,429	25,206
Total current liabilities	29,530	30,038
Operating lease liabilities, net of current portion	40,430	45,949
Total liabilities	69,960	75,987
Stockholders’ equity:
Common stock	86	85
Additional paid-in capital	1,255,530	1,243,408
Accumulated other comprehensive gain (loss)	12	(284)
Accumulated deficit	(975,180)	(932,776)
Total stockholders’ equity	280,448	310,433
Total liabilities and stockholders’ equity	$350,408	$386,420